CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in Post-Effective Amendment No. 22 to the Registration Statement of Franklin Federal Tax-Free Income Fund on Form N-1A (File No. 2-75925) of our report dated June 3, 1998 on our audit of the financial statements and financial highlights of Franklin Federal Tax-Free Income Fund, which report is included in the Annual Report to Shareholders for the year ended April 30, 1998, which is incorporated by reference in the Registration Statement.



                                    PricewaterhouseCoopers LLP
                                    /s/ Pricewaterhouse Coopers LLP



San Francisco, California
December 18, 1998